EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Marlborough Software Development Holdings Inc. on Form S-8 (No. 333-179990) of our report dated March 29, 2013 relating to the consolidated financial statements of Marlborough Software Development Holdings Inc. appearing in the Annual Report on Form 10-K for the year ended December 31, 2012.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Moody, Famiglietti & Andronico, LLP

Tewksbury, Massachusetts

March 29, 2013